SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

WINDROSE MEDICAL PROPERTIES TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3502 Woodview Trace
Indianapolis, Indiana 46268
(317) 860-8180

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 21, 2004

To the shareholders of
WINDROSE MEDICAL PROPERTIES TRUST:

     We cordially invite you to attend our Annual Meeting of Shareholders to be held at the Holiday Inn Select, 3850 DePauw Blvd., Indianapolis, Indiana 46268, on Wednesday, April 21, 2004 beginning at 3:30 p.m., Central time. At this meeting, you and our other shareholders will be able to vote on:

(i)	The election of three Class II trustees, each to serve on our Board of Trustees until our 2007 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

(ii)	The approval of the 2004 Employee Share Purchase Plan;

(iii)	The ratification of the Audit Committee’s selection of KPMG LLP for the Company’s 2004 fiscal year; and

(iv)	Any other business that may properly come before our Annual Meeting of Shareholders or any adjournment.

     Our Board of Trustees has fixed the close of business on March 25, 2004 as the record date for determining the shareholders entitled to notice of and to vote at our Annual Meeting and at any adjournments or postponements thereof. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You may vote either in person or by proxy. Please see the attached proxy statement for more details on how you can vote. If you cannot attend our Annual Meeting, we urge you to complete and return promptly the enclosed proxy card in the enclosed self-addressed envelope for your shares to be represented and voted at our annual meeting in accordance with your instructions. You may revoke your proxy by delivery to the Secretary of a later dated proxy, by giving written notice of your revocation of such proxy to the Secretary and of course, if you attend our annual meeting, you may withdraw your proxy and vote your shares in person.

By Order of the Board of Trustees,

Daniel R. Loftus, Secretary

Indianapolis, Indiana
March 31, 2004

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your signed proxy card.

GENERAL INFORMATION
VOTING
PROPOSAL ONE — ELECTION OF TRUSTEES
TRUSTEE COMPENSATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OWNERSHIP OF OUR COMMON SHARES
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE
PERFORMANCE GRAPH
PROPOSAL TWO — APPROVAL OF SHARE PURCHASE PLAN
PROPOSAL THREE — RATIFICATION OF INDEPENDENT AUDITORS FOR 2004
AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
ANNUAL REPORT TO SHAREHOLDERS
“HOUSEHOLDING” OF PROXY STATEMENT AND ANNUAL REPORTS

WINDROSE MEDICAL PROPERTIES TRUST

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 21, 2004

GENERAL INFORMATION

     This proxy statement, together with the enclosed proxy, and Notice of Annual Meeting are provided in connection with the solicitation of proxies by and on behalf of our Board of Trustees, for use at the annual meeting of shareholders to be held on April 21, 2004 (the “Annual Meeting”). The Annual Meeting will be held at the Holiday Inn Select, 3850 DePauw Blvd., Indianapolis, Indiana 46268 on Wednesday, April 21, 2004 beginning at 3:30 p.m. Central time. Our Board of Trustees is requesting that you allow your shares to be represented and voted at the Annual Meeting by the proxies named on the enclosed proxy card. This proxy statement, the accompanying proxy and Notice of Annual Meeting will first be mailed to shareholders on or about March 31, 2004.

     The mailing address of our principal executive offices is 3502 Woodview Trace, Indianapolis, Indiana 46268. We maintain a website at http://www.windrosempt.com. Information at our website is not and should not be considered part of this proxy statement.

     All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given on the proxy, unless the proxy is revoked before the meeting.

Purposes of the Annual Meeting

     The purposes of our Annual Meeting are:

(i)	To elect three Class II trustees to serve on our Board of Trustees until the annual meeting of shareholders in 2007 or until their successors are duly elected and qualified;

(ii)	To approve the 2004 Employee Share Purchase Plan;

(iii)	To ratify the Audit Committee’s selection of KPMG LLP for the Company’s 2004 fiscal year; and

(iv)	To transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof. Our Board of Trustees knows of no matters, other than the election of trustees, to be brought before our Annual Meeting.

VOTING

Expenses Of Solicitation Of Proxies

     The expense of soliciting proxies for the Annual Meeting, including the cost of mailing, will be borne by us. In addition to solicitation by mail, our officers may solicit proxies from shareholders by personal interview. Such persons will receive no compensation for such services. We also intend to request persons holding Common Shares in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will also use the proxy solicitation services of Continental Stock Transfer and Trust Company (“CSTTC”) and ADP. For such services, we will pay a fee that is not expected to exceed $8,000 plus out-of-pocket expenses.

     No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, you should not rely on that information or representation as having been authorized by us. This proxy statement does not constitute the solicitation of a proxy, in any jurisdiction, from anyone to whom it is unlawful to make such proxy solicitation in that jurisdiction. The delivery of this proxy statement shall not, under any circumstances, imply that there has been no change in the information set forth since the date of this proxy statement.

Record Date for Our Annual Meeting; Who Can Vote at Our Annual Meeting

     Our Board has fixed the close of business on March 25, 2004 as the record date for determining the holders of our common shares of beneficial interest, $0.01 par value per share (“Common Shares”) are entitled to receive notice of, and to vote at, our Annual Meeting. You will be entitled to notice of, and to vote at, our Annual Meeting and any adjournments or postponements thereof, only if you are a shareholder of record at the close of business on the record date. At the close of business on our record date of March 25, 2004, we had issued and outstanding 9,948,087 Common Shares which are entitled to vote at our Annual Meeting. Each holder of record on the record date is entitled to one vote for each Common Share held.

How to Vote Your Shares

     You may vote your Common Shares at our Annual Meeting in person or if you cannot attend our Annual Meeting in person or you wish to have your shares voted by proxy even if you do attend our Annual Meeting, you may vote by duly authorized proxy. Our Board of Trustees has appointed Frederick L. Farrar and Daniel R. Loftus to serve as the designated persons (known as “proxies”) to vote your shares at our Annual Meeting in accordance with your instructions. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which will be provided at the meeting. If you hold your Common Shares in your own name as a holder of record, you may instruct the proxies to vote your Common Shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. If you hold your Common Shares in the name of a broker, bank or other intermediary, you will need to obtain a Proxy form from the institution that holds your shares and you must follow the voting instructions given by that institution.

     Your proxy card will be valid only if you sign, date and return it before our Annual Meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares FOR the election of the three nominees for Class II trustees as set forth under “Proposal One — Election of Trustees” below, FOR “Proposal Two — Approval of 2004 Employee Share Purchase Plan” and FOR “Proposal Three — Ratification of Independent Auditor for 2004.” If any nominee for election to our Board of Trustees is unable to serve — which we do not anticipate — or if any other matters are properly raised at the Annual Meeting, then the designated proxies will vote your shares in accordance with their best judgment.

     In voting by proxy card as to the election of trustees, you may either (1) vote in favor of one or more of the three nominees, or (2) withhold your votes as to one or more of the nominees. Abstentions will be treated as set forth below. You may not vote for persons other than Mr. Lanham, Mr. Goldsmith and Mrs. Wojtowicz, the nominees named herein, for election as trustees.

     If you cannot attend our Annual Meeting, we ask you to vote, sign, date and return the enclosed proxy card as soon as possible.

How to Revoke Your Proxy

     If you have already returned your proxy to us, you may revoke your proxy at any time before it is exercised at our Annual Meeting by any of the following actions:

•	by notifying our Secretary in writing that you would like to revoke your proxy,

•	by completing a proxy with a later date and by returning it to us at or before our Annual Meeting,

•	by attending our Annual Meeting and voting in person. (Note, however, that your attendance at our Annual Meeting, by itself, will not revoke a proxy you have already returned to us; you must also vote your shares in person at our Annual Meeting to revoke an earlier proxy.)

     You may obtain an additional proxy card by calling CSTTC at 212-509-4000.

     If your Common Shares are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Counting Of Votes

     You are entitled to one vote for each Common Share that you hold.

     A quorum will be present if the holders of a majority of the outstanding Common Shares entitled to vote are present, in person or by proxy, at the Annual Meeting. If you have returned valid proxy instructions or if you hold your Common Shares in your own name as a holder of record and attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

     The affirmative vote of a plurality of the Common Shares cast at the Annual Meeting will elect each nominee to our Board of Trustees. “Plurality” means that the nominees who receive the largest number of votes cast are elected as trustees. For that reason, any shares not voted for the election of nominees will not affect the outcome of the election of trustees.

     The affirmative vote of the holders representing a majority of the Common Shares present and entitled to vote at the Annual Meeting is necessary to approve the 2004 Employee Share Purchase Plan (Proposal Two) and to ratify the appointment of KPMG LLP as independent auditor (Proposal Three). Common Shares present but not voted because of abstention will have the effect of a “no” vote on Proposals Two and Three.

     Broker “non-votes” and abstentions will not be counted “for” or “against” a nominee but will be counted for purposes of determining the existence of a quorum. Under applicable New York Stock Exchange rules (the exchange on which our Common Shares are traded), brokers holding Common Shares for beneficial owners in nominee or “street” name must vote those shares according to the specific instructions they receive from the beneficial owners. However, brokers or nominees holding shares for a beneficial owner may not receive voting instructions from the beneficial owner and under the NYSE’s rules may not have discretionary voting power on non-routine matters. In these cases, if no specific voting instructions are provided by the beneficial owner, the broker may not vote on non-routine proposals. This results in what is known as a “broker non-vote.” “Broker non-votes” will not be counted as votes cast for a proposal, but will be counted only for the purpose of determining the existence of a quorum. Because the election of trustees is a routine matter for which specific instructions from beneficial owners are not required under the NYSE’s rules, no “broker non-votes” will arise in the context of voting for the three nominees for Class II trustees.

     If you do not provide voting instructions to your broker for shares held in nominee or street name, your brokerage firm may either (1) vote your shares on routine matters, including this year’s election of trustees, or (2) leave your shares unvoted. To be certain that your shares are voted at our annual meeting, we encourage you to provide instructions to your brokerage firm by voting your proxy.

     If you sign and return your proxy card without giving specific voting instructions, your shares will be voted FOR the nominees for trustees, FOR the approval of the 2004 Employee Share Purchase Plan and FOR the verification of KPMG LLP as independent auditor for 2004.

PROPOSAL ONE — ELECTION OF TRUSTEES

Introduction

     Our Declaration of Trust divides the Board of Trustees into three classes as nearly equal in number as possible with each class serving a three year term. One class of trustees is elected at each annual meeting of shareholders. Currently, the Board of Trustees has seven members, with two members serving as Class I trustees with terms expiring in 2006, three members serving as Class II trustees with terms expiring in 2004 and two members serving as Class III trustees with terms expiring in 2005 (or until such time as their respective successors are elected and qualified).

NAME	AGE	POSITION
Fred S. Klipsch	62	Chairman of the Board, Chief Executive Officer and Trustee (Class III)
Bain J. Farris	54	Trustee (Class II)
Bruce M. Jacobson	54	Trustee (Class I)
Charles E. Lanham	72	Trustee (Class II)
David L. Maraman	55	Trustee (Class III)
Stephen Goldsmith	56	Trustee (Class II)
Norman Zahler	53	Trustee (Class I)

     Mr. Farris has declined to stand for re-election as a trustee at the Annual Meeting. Mr. Klipsch has served as trustee since the Company was formed in March 2002. The other trustees, other than Mr. Goldsmith have served since the Company completed its initial public offering in August 2002. Mr. Goldsmith has served since October 1, 2003.

Nominees for Class II Trustee

     The terms of the current Class II trustees, Messrs. Farris, Lanham and Goldsmith, expire at the Annual Meeting. Our Nominating & Governance Committee has recommended to our Board as nominees, and our Board of Trustees has nominated Mr. Lanham, Mr. Goldsmith and Mrs. Wojtowicz to serve as Class II trustees for a three-year term expiring at our annual meeting in 2007 or until their successors are elected and qualified.

     Unless a shareholder specifies otherwise, each shareholder’s Common Shares represented by the enclosed proxy will be voted FOR the election of the nominees. The nominees have indicated their willingness to serve if elected. While not anticipated, if any nominee becomes unavailable or unwilling to serve as trustee for any reason, the persons named as proxies on the proxy card may vote for any substitute nominee proposed by the Board of Trustees.

OUR BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE
FOR EACH OF THE NOMINEES FOR CLASS II TRUSTEE.

Information Regarding the Nominees as Class II Trustees (Terms to Expire 2007)

New Trustee

     JEAN L. WOJTOWICZ is a principal and President of Cambridge Capital Management Corp., a firm that has provided venture capital and non-traditional financing for businesses since 1983. Prior to that Mrs. Wojtowicz was a Partner of Business Resource Group, Inc., a business and financial consulting firm, form 1981 to 1984. From 1979 to 1981, Mrs. Wojtowicz worked in the Office of Community and Economic Development in Muncie, Indiana. Mrs. Wojtowicz serves on multiple Community Boards and through Cambridge, serves on multiple Boards of private portfolio companies. Mrs. Wojtowicz is on the Executive and Compensation Committees of Vectren Corp. (NYSE: VVC) and has been a member of the Board continuously since 1996. Mrs. Wojtowicz holds a Bachelor of Business Administration from the University of Wisconsin.

Continuing Trustees

     STEPHEN GOLDSMITH is currently Professor of the Practice of Public Management and Faculty Chair for the Institute for Government Innovation at Harvard University’s Kennedy School of Government and Senior Vice-President for Strategic Planning for Affiliated Computer Services, Inc. Mr. Goldsmith also serves as the Chairman of the Corporation for National and Community Service, as well as Special Advisor to President Bush on faith-based and not-for-profit initiatives. From 1992 — 1999, Mr. Goldsmith served two terms as Mayor of Indianapolis. Mr. Goldsmith was Marion County, Indiana Prosecutor from 1979 to 1990. Mr. Goldsmith practiced law in a private practice from 1972 to 1978, in 1991 and in 2000. Mr. Goldsmith serves on the board of trustees of Net2Phone, Inc., Waterfield Mortgage Company, the Steak n’ Shake Company and Finish Line. Mr. Goldsmith holds an A.B. degree from Wabash College, a J.D. degree with honors from the University of Michigan and an Honorary Doctor of Laws degree from Wabash College. Committees: Audit Committee, Nominating & Corporate Governance

     CHARLES E. LANHAM is a principal in Klipsch Lanham Investments, a management company for the operating businesses owned by Messrs. Lanham and Klipsch. Mr. Lanham formerly served as Chairman of Overhead Door Company of Indianapolis, Inc. from 1967 to 2004. Mr. Lanham also has served as Chairman of LK Leasing Company, an equipment leasing company, since 1986. Since 1971, Mr. Lanham has been a trustee of The Steak n Shake Company, an owner of specialty restaurants and a New York Stock Exchange listed company. Mr. Lanham has served as Trustee for Indiana University Foundation and Indiana University Dean’s Advisory Council. Mr. Lanham also has served as Trustee for the Indianapolis Museum of Art and as Trustee of St. Vincent Hospital Foundation. Committees: None

Continuing Trustees

Class III Trustees Term expiring 2005:

     DAVID L. MARAMAN is Senior Vice President and Chief Lending Officer of First Indiana Bank, N.A., Indianapolis, Indiana, since August 2003. Prior to that, Mr. Maraman served as Chairman and Chief Executive Officer of CIB Bank, Indianapolis, Indiana, which he organized in March 1998. From April 1997 to February 1998, Mr. Maraman was Vice President — Sales and New Business Development for Carmel Financial Corporation. From January 1995 to March 1997, Mr. Maraman was President and Chief Executive Officer of United Fidelity Bank, fsb, Evansville, Indiana. Prior to that Mr. Maraman was employed by National City Bank and Merchants National Bank & Trust Company of Indianapolis. From 1972 to 1987, Mr. Maraman served in various capacities with the Comptroller of the Currency. Mr. Maraman has also held several not-for-profit community positions, including serving on the Welborn Hospital Foundation Board. Mr. Maraman holds a B.S. Degree in

Finance from Western Kentucky University and is a graduate of the Stonier Graduate School of Banking, Rutgers, The State University, New Brunswick, New Jersey Committees: Nominating & Corporate Governance

     FRED S. KLIPSCH is the Chairman of our Board of Trustees and our Chief Executive Officer. Since 1990, Mr. Klipsch has served as Chairman of the Board of Trustees and Chief Executive Officer of Klipsch Lanham Investments, a management company for the operating businesses owned by Messrs. Klipsch and Lanham. Mr. Klipsch also was a majority owner and Chairman of the Board of Trustees of Windrose International, LLC, the assets of which were contributed to our operating partnership upon completion of our initial public offering. Mr. Klipsch served in various capacities with Overhead Door Company of Indianapolis, Inc., and Overhead Door Companies of Greater Cincinnati, Inc., both Klipsch Lanham Investments companies until their sale in January 2004. Mr. Klipsch continues as Chairman and owner of Klipsch Audio, Inc. Committees: None

Class I Trustees — Term expiring 2006:

     BRUCE M. JACOBSON is a senior vice president of KSM Business Services, an affiliate of Katz, Sapper & Miller, LLP, an accounting and consulting firm based in Indianapolis, Indiana. Mr. Jacobson is a member of the American Institute of Certified Public Accountants and the Indiana CPA Society. Mr. Jacobson currently serves on the board of directors of Quality Dining, Inc., an operator of fast food and casual dining restaurants throughout the United States. Additionally, Mr. Jacobson serves as a member of the Advisory Boards of Financial Stocks Private Equity Fund 1998 L.P., Financial Stocks Capital Partners, L.P. and Trapeza Partners, L.P., each of which is a private equity fund. Mr. Jacobson holds a B.S. Degree in Business and Accounting from Indiana University. Committees: None

     NORMAN ZAHLER served as a principal of, and an underwriter for, Pacific Capital Investors from 1998 to 1999 in connection with the acquisition of a $1.7 billion real estate loan portfolio. From 1989 to 1992, Mr. Zahler served as President of Zephyr Capital, LLC, a California real estate development company. From 1983 to 1988, Mr. Zahler founded and served as Chief Executive Officer of American Senior Inns, a developer of congregate care and assisted living facilities in California. Mr. Zahler currently serves on the Board of Trustees of Canyon Creek Cabinets and Walz Postal Solutions. Committees: Audit Committee and Compensation Committee

COMMITTEES AND MEETINGS OF OUR BOARD OF TRUSTEES

Independence of Our Board of Trustees

     Our Declaration of Trust and the listing standards of the New York Stock Exchange require that a majority of our trustees must be independent trustees. We presently have seven trustees. Our Board of Trustees has determined that the following current members of our Board are independent, as that term is defined under the general independence standards in the listing standards of the New York Stock Exchange: Bain J. Farris, Bruce M. Jacobson, David L. Maraman, Norman Zahler and Stephen Goldsmith. Mr. Farris has declined to stand for re-election as a trustee. Our Board of Trustees knows of no reason Mrs. Wojtowicz will not meet the independence standards.

     Our Board of Trustees has established standing committees to assist it in the discharge of its responsibilities. The principal responsibilities of each committee are described below. Actions taken by any committee of our Board of Trustees are reported to the Board of Trustees, usually at its next meeting.

Executive Sessions of Our Non-Management Trustees

     Beginning at the 2004 Annual Meeting of Shareholders, the non-management trustees of our Board of Trustees will meet at least quarterly in executive sessions that exclude members of the management team. Our Board of Trustees has determined that a Discussion Leader, who is an independent member of our Board of Trustees, should chair all meetings of non-management trustees, as provided in the company’s Corporate Governance Guidelines. During these meetings, the Discussion Leader has the power to lead the meeting, set the agenda and determine the information to be provided to the attendees. The Discussion Leader position will be determined by the non-management trustees. Shareholders and other interested persons may contact the Discussion Leader in writing by mail c/o Windrose Medical Properties Trust, 3502 Woodview Trace, Indianapolis, Indiana 46268, Attn: Secretary. All such letters will be forwarded to the Discussion Leader.

Audit Committee

     The Board of Trustees has established an Audit Committee, which currently consists of Messrs. Farris, Goldsmith and Zahler (Chairman). The Audit Committee met four times during 2003. Our Board of Trustees has determined that each of the Audit Committee members is independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as amended, as incorporated into the listing standards of the NYSE, and that each of the members of the Audit Committee is financially literate and has accounting or related financial management expertise, as such terms are interpreted by the Board of Trustees. In addition, our Board of Trustees has determined that Mr. Zahler is an “audit committee financial expert” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee operates under a written charter (which is attached as Appendix A) adopted by our Board of Trustees. Our Board of Trustees expects to appoint Mrs. Wojtowicz to the Audit Committee upon her election as a trustee. The primary duties and responsibilities of the audit committee are to:

•	review and discuss with management and our independent public accountants our financial reports, financial statements and other financial information;

•	monitor the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	make recommendations concerning the appointment, retention, compensation, evaluation and termination of independent public accountants;

•	approve professional services provided by the independent public accountants;

•	consider the range of audit and non-audit fees;

•	monitor the independence, experience and performance of our outside auditors;

•	provide an avenue of communication among the outside auditors, management and our board of directors;

•	encourage adherence to, and continuous improvement of, our financial reporting and internal control policies, procedures and practices; and

•	monitor compliance with legal and regulatory requirements.

     For more information, please see “Audit Committee Report” beginning on page 18.

Compensation Committee

     Our Board of Trustees has established a Compensation Committee, which consists of Messrs. Zahler and Farris (Chairman). Our Board has determined that each of the Compensation Committee members is independent, as that term is defined under the listing standards of the NYSE. Our Board of Trustees will add Bruce Jacobson to the Compensation Committee after the April 21, 2004 shareholders meeting. The Compensation Committee operates under a written charter adopted by our Board. The Compensation Committee determines compensation for our executive officers and administers our stock plan. The Compensation Committee met four times during 2003 and both members attended each meeting. The primary duties and responsibilities of the compensation committee are to:

•	oversee our overall compensation philosophy and structure to determine its appropriateness;

•	review and approve proposed amendments to our benefits plans; and

•	review and recommend compensation arrangements for our executive officers.

     For more information, please see “Compensation Committee Report” beginning on page 13.

Nominating & Governance Committee

     In February 2004, our Board of Trustees established a Nominating & Governance Committee, which consists of Messrs. Maraman (Chairman) and Goldsmith. Our Board has determined that each of the Nominating & Governance Committee members is independent, as that term is defined under the listing standards of the NYSE. The Nominating & Governance Committee operates under a written charter adopted by our Board in February 2004. Among other duties, this committee

•	identifies, selects, evaluates and recommends to our Board candidates for service on our Board, and

•	oversees the evaluation of our Board and management.

As the Nominating & Governance Committee was formed in February 2004, it did not meet during our 2003 fiscal year.

Availability of Corporate Governance Materials

     Shareholders may view our corporate governance materials, including the charters of our Audit Committee, our Compensation Committee and our Nominating & Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our Internet website at http://www.windrosempt.com. Information at our website is not and should not be considered a part of this proxy statement.

Trustee Nominations

     Nominating & Governance Committee. Our Nominating & Governance Committee identifies and recommends trustee candidates for nomination by our Board in accordance with the Committee’s Charter. Our Corporate Governance Guidelines also contain information concerning the responsibilities of the Nominating & Governance Committee with respect to identifying and evaluating trustee candidates.

     Trustee Candidate Recommendations and Nominations by Shareholders. The Nominating & Governance Committee’s charter provides that the committee will consider trustee candidate recommendations by shareholders. Shareholders should submit any such recommendations for the consideration of our Nominating & Governance Committee through the method described under “Communications With Our Board” below. In addition, any shareholder of record entitled to vote for the election of trustees at the 2005 meeting of shareholders may nominate persons for election to the Board of Trustees if such shareholder complies with the notice procedures summarized in “Shareholder Proposals for Our 2005 Annual Meeting” below.

     Process for Identifying and Evaluating Trustee Candidates. The Nominating & Governance Committee evaluates all trustee candidates in accordance with the trustee qualification standards described in our Corporate Governance Guidelines. The committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Nominating & Governance Committee will evaluate a candidate’s independence and diversity, skills and experience in the context of the Board’s needs.

Communications with Our Board of Trustees

     Our Board of Trustees has approved unanimously a process for shareholders to send communications to our Board. Shareholders can send communications to our Board and, if applicable, to the Nominating & Governance Committee or to specified individual trustees in writing c/o Windrose Medical Properties Trust, 3502 Woodview Trace, Indianapolis, Indiana 46268, Attn: Secretary. The company does not screen mail and all such letters will be forwarded to our Board, the Nominating & Governance Committee or any specified individual trustees.

Shareholder Proposals for Our 2005 Annual Meeting

     Our Board will provide for presentation of proposals by our shareholders at the 2005 Annual Meeting of Shareholders, provided that these proposals are submitted by eligible shareholders who have complied with the relevant regulations of the Securities and Exchange Commission regarding shareholder proposals.

     Shareholders intending to submit proposals for presentation at our 2005 Annual Meeting of Shareholders must submit their proposals in writing and we must receive these proposals at our executive offices on or before November 21, 2004 for inclusion in our proxy statement and the form of proxy relating to our 2005 Annual Meeting. We will determine whether we will oppose inclusion of any proposal in our proxy statement and form of proxy on a case-by-case basis in accordance with our judgment and the regulations governing the solicitations of proxies and other relevant regulations of the Securities and Exchange Commission. We will not consider proposals received after November 21, 2004 for inclusion in our proxy materials for our 2005 Annual Meeting of Shareholders.

     In each case the notice must be given by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Company, whose address is c/o Windrose Medical Properties Trust, 3502 Woodview Trace, Indianapolis, Indiana 46268, Attn: Secretary. Our Bylaws are available on our Internet website at http://www.windrosempt.com. Any shareholder desiring a copy of our Bylaws will be furnished one without charge upon written request to the Secretary.

Trustee Attendance at Meetings of Our Board of Trustees and Annual Meeting

     The Board of Trustees held four regular meetings and three special meetings during 2003. All incumbent directors attended 75% or more of the aggregate number of meetings of the Board of Trustees and its committees held during the period for which each of them have served during 2003. In February 2004, the company adopted a policy that trustees attend the annual meeting of shareholders. All of our trustees attended the 2003 Annual Meeting of Shareholders.

Contributions to Charitable Entities

     During 2003, the Company did not make any contributions to charitable entities on which one of our trustees or executive officers sits as a board member or serves as an executive officer.

TRUSTEE COMPENSATION

     Currently, non-employee trustees receive a trustee’s fee of $12,000 per year and $500 per Board or committee meeting attended. Starting with the first regularly scheduled meeting following the April 21, 2004 annual meeting of shareholders, the non-employee trustees will receive $12,000 per year and $1,000 per Board or committee meeting attended in person and $500 per Board or committee meeting attended via teleconference. In addition, the chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will receive an additional $3,000 per year. Each trustee who was not an employee as of August 16, 2002, received options to purchase 2,000 Common Shares, at an exercise price of $12.00 per share, which were immediately exercisable and will remain exercisable for ten years from the date of grant. Each non-employee trustee received options to purchase 2,000 Common Shares, at an exercise price of $12.00 per share, on August 5, 2003. These options vest 50% on August 5, 2004 and 50% on August 5, 2005. On October 23, 2003, Mr. Goldsmith was granted an option to purchase 2,000 Common Shares at an exercise price of $12.00 per share. These options vest 50% on October 23, 2004 and 50% on October 24, 2005.

     Each trustee who is not an employee will receive options to purchase 2,000 Common Shares on the date of the first meeting of the Board of Trustees following each annual meeting of our shareholders. These options will vest 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant. These options will become fully exercisable if the trustee ceases to serve on our Board of Trustees due to death or disability.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities laws, our executive officers, trustees and any persons beneficially owning more than ten percent (10%) of a registered class of our equity securities are required to report their ownership and any changes in that ownership to the Securities and Exchange Commission (“SEC”) and to the New York Stock Exchange (“NYSE”). These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this proxy statement any failure to timely file these reports by those due dates by our trustees and executive officers during 2003.

     Based on our review of the reports and amendments to those reports furnished to us or written representations from our trustees and executive officers that these reports were not required from those persons, we believe that all of these filing requirements were satisfied by our trustees and executive officers during 2003, except that Mr. Maraman, inadvertently failed to timely file a Form 4 report relating to his December 24, 2003 purchase of 1,000 shares.

OWNERSHIP OF OUR COMMON SHARES

     We summarize below the beneficial ownership of our Common Shares as of March 17, 2004, by (a) each trustee, (b) each executive officer and (c) all trustees and executive officers as a group and each person known by us to beneficially own more than 5% of our outstanding Common Shares. Unless otherwise indicated in the accompanying footnotes, all of the Common Shares listed below are owned directly, and the indicated person has sole voting and investment power over such Common Shares.

	Number of Shares
Name of Beneficial Owner	Beneficially Owned (1)		Percent of Class (1)
Fred S. Klipsch	208,613	(2)(3)	1.4%
Bain J. Farris	2,000	(4)(5)	*
Bruce M. Jacobson	3,600	(4)(5)	*
Charles E. Lanham	51,461	(2)(4)(5)(6)	*
David L. Maraman	3,000	(4)(5)	*
Norman Zahler	2,000	(4)(5)	*
Frederick L. Farrar	45,757	(2)(3)(7)	*
O.B. McCoin	71,303	(2)(3)(8)	*
Doug Hanson	8,067	(2)(3)	*
R. Walker Batts	11,317	(2)(3)	*
Daniel R. Loftus	7,400	(2)(3)	*
John Sweet	3,400	(3)	*
All trustees and executive officers as a group (13 persons)	417,918		2.6%

*	Represents less than 1% of the issued and outstanding Common Shares.

(1)	Assumes that all units of partnership interest in our operating partnership held by such person or group of persons are redeemed for Common Shares but does not include any Common Shares issuable upon exercise of options granted to such person or group of persons. The total number of Common Shares outstanding used in calculating the percentage assumes that none of the units of partnership interest, options or warrants held by other persons are redeemed for Common Shares or exercised for Common Shares.

(2)	Includes 143,414; 36,086; 7,079; 64,903; 4,667; 7,917; and 2,500 units of partnership interest owned by Messrs. Klipsch; Lanham; Farrar; McCoin; Hanson; Batts; and Loftus, respectively. The units are redeemable, at the option of the holder, for cash, or at our option, on a one-for-one basis, for our Common Shares.

(3)	Includes 60,200; 33,200; 4,700; 3,400; 3,400; 3,900; and 3,400 Common Shares issuable upon exercise of currently exercisable options granted to Messrs. Klipsch; Farrar; McCoin; Hanson; Batts; Loftus; and Sweet, respectively. Does not include 4,800; 3,600; 3,600; 3,600; and 3,600 Common Shares issuable upon exercise of options granted to Messrs. McCoin; Hanson; Batts; Loftus; and Sweet, respectively, which vest ratably over three years beginning on August 21, 2004. Does not include 6,000; 4,000; 4,000; 6,000; and 4,000 Common Shares issuable upon exercise of options granted to Messrs. McCoin; Hanson; Batts; Loftus; and Sweet, respectively, which vest ratably over four years beginning on August 5, 2004. Does not include 20,600 and 15,600 Common Shares which are issuable upon exercise of options granted to Messrs, Klipsch and Farrar, respectively, which vest on August 21, 2004; 3,600 Common Shares issuable upon exercise of options granted to each of Mr. Klipsch and Mr. Farrar which vest on August 21, 2005 and August 21, 2006, respectively; and 2,000 Common Shares issuable upon exercise of options granted to each of Mr. Klipsch and Mr. Farrar which vest on August 21, 2007.

(4)	Includes 2,000 Common Shares issuable upon exercise of options to be granted to each non-employee trustee that vested on the date of our initial public offering.

(5)	Does not include 2,000 Common Shares issuable upon exercise of options granted to each non-employee trustee at the time of our 2003 Annual Meeting, which vest 50% on August 5, 2004 and 50% on August 5, 2005.

(6)	Includes 1,250 Common Shares indirectly owned through a family limited partnership of which Mr. Lanham has control but only a 0.5% economic interest and 2,000 Common Shares in a foundation owned by the Lanham family of which Mr. Lanham exercises control, but has no economic interest.

(7)	Includes 1,100 Common Shares indirectly owned through a qualified plan and 250 Common Shares owned by Mr. Farrar’s wife (of which Mr. Farrar disclaims beneficial ownership).

(8)	Includes 1,700 Common Shares owned by Mr. McCoin’s children.

     The following table sets forth information for persons known by us to be beneficial owners of more than 5 percent of our Common Shares.

	Number of
	Common	Percent
	Shares	of
Name of Beneficial	Beneficially Owner Owned	Class
Stichting Pensioenfonds ABP(1) Oude Lindestraat 70, Postbus 2889 6401 DL Heerlen The Kingdom of the Netherlands	716,400	7.2%

Franklin Resources, Inc.(2) One Franklin Parkway San Mateo, California 94403	537,983	5.4%

Deutche Bank AG(3) Taunusanlage 12 D-60325 Frankfurt am Main Federal Republic of Germany	789,000	7.9%

AxA Financial Inc.(4) 1290 Avenue of the Americas New York, New York 10104	502,900	5.0%

(1)	Based on information contained in a Schedule 13-G/A filed with the Securities and Exchange Commission on February 6, 2004.

(2)	Based on information contained in a Schedule 13-G/A filed with the Securities and Exchange Commission on February 13, 2004.

(3)	Based on information contained in a Schedule 13-G filed with the Securities and Exchange Commission on February 17, 2004.

(4)	Based on information contained in a Schedule 13-G filed with the Securities and Exchange Commission on February 10, 2004.

EXECUTIVE COMPENSATION

Summary Compensation Table

     Set forth below are the amounts paid as compensation to our chief executive officer and our four other most highly compensated executive officers and certain other executive officers in 2002 and 2003:

		Annual Compensation			Long Term Compensation
						Securities
					Restricted Share	Under Lying	All other
Name and Principal Position	Year	Salary($)(1)		Bonus	Awards	Options/SARs(4)	Compensation
Fred S. Klipsch	2003	$59,376	(2)	$25,000	$—	40,000	$—
Chairman and Chief Executive	2002	18,750	(1)	—	—	50,000	—
Officer

Frederick L. Farrar	2003	56,250	(2)	25,000	—	30,000	—
President, Chief Operating	2002	18,750	(1)	—	—	28,000	—
Officer and Treasurer

O. B. McCoin	2003	185,000	(2)	6,000	—	7,500	—
Executive Vice President and	2002	69,050	(1)	—	—	8,000	—
President of HADC

Daniel R. Loftus	2003	177,951	(2)	40,500	—	7,500	—
Secretary and General Counsel	2002	65,625	(1)	—	—	6,000	—

Robin P. Barksdale	2003	111,632	(3)	—	—	—	—
Executive Vice President and	2002	50,365	(1)	—	—	6,000	—
Chief Operating Officer of HADC

R. Walker Batts	2003	120,000	(2)	7,500	—	5,000	—
Vice President — Finance	2002	18,750	(1)	—	—	6,000	—

John W. Sweet	2003	114,615	(2)	11,000	—		—
Vice President — Business	2002	—		—	—	11,000	—
Development

(1)	Represents salaries for the period August 16, 2002 (the date of our initial public offering) through December 31, 2002 based on annual salaries for Messrs. Klipsch, Farrar, McCoin, Loftus and Batts in 2002 of $50,000, $50,000, $185,000, $175,000 and $120,000, respectively.

(2)	Represents actual salary for 2003. The salaries of Messrs. Klipsch and Farrar were paid at an annual rate of $50,000 each to November 15, 2003 and were increased on that date by the Compensation Committee to $125,000 and $100,000 respectively. It is anticipated that, financial results permitting, Messrs. Klipsch’s and Farrar’s annual salaries will increase to market (which at the time of our initial public offering in August 2002 was estimated to be approximately $350,000 and $225,000, respectively), and then will be entitled to cash bonuses and other compensation as determined by the Compensation Committee of our Board of Trustees.

(3)	Mr. Barksdale is no longer employed by us. During 2003 he was paid $111,632, which includes severance benefits. His last annual salary was $135,000.

(4)	The exercise price for each share option issued in 2002 is $12.00 per share, our initial public offering price and all options vest at the rate of 20% per year commencing on the closing of the initial public offering except for options to purchase 42,000 and 20,000 Common Shares issued to Messrs. Klipsch and Farrar, respectively, which are fully vested. The exercise price for each share option issued on August 5, 2003 is $12.00 per share, and all options vest at the rate of 20% per year commencing on the date granted except for options to purchase 40,000 and 30,000 Common Shares issued to Messrs. Klipsch and Farrar, respectively. Of these shares, options to purchase 15,000 and 10,000 Common Shares vest immediately for Messrs. Klipsch and

Farrar, respectively. On August 5, 2004, options to purchase 19,000 Common Shares for Mr. Klipsch and 11,500 Common Shares for Mr. Farrar will vest. The remaining options granted to Messrs. Klipsch and Farrar on August 5, 2003 will vest on the anniversary of the grant date, beginning on August 5, 2005, at a rate of 2,000 Common Shares per year. On October 23, 2003, Mr. Goldsmith, upon joining our Board of Trustees was granted an option to purchase 2,000 Common Shares at an exercise price of $12.00 per share.

Executive Officers

     Frederick L. Farrar has served as our President, Chief Operating Officer and Treasurer since our formation in March 2002. Since 2000, he has served as President of Klipsch Lanham Investments. From 1990 to May 2002, Mr. Farrar has served as Executive Vice President and Chief Financial Officer of Klipsch Lanham Investments and Executive Vice President and Chief Financial Officer of Klipsch Audio, Inc. Mr. Farrar also has served as Chief Financial Officer of our wholly-owned subsidiary, Hospital Affiliates Development Corporation (“HADC”), since 1990, and our predecessor, Windrose International, LLC since its formation in 2000.

     O. B. McCoin has served as our Executive Vice President since our formation in March 2002. From 1997 to August 2002, he served as President and Chief Executive Officer of Windrose International, LLC. Mr. McCoin served as President and Chief Executive Officer of Med Properties Management Group, L.L.C., a subsidiary of Windrose International, from its formation in January 2000 until August 2002. Mr. McCoin has served as President and Chief Executive Officer of HADC since 1990. Prior to that Mr. McCoin has held various positions with HADC since 1977.

     Doug Hanson has served as a Vice President and as our Chief Financial Officer since our formation in March 2002. From 1998, Mr. Hanson served as Vice President, Finance and Administration, of Windrose International, in which capacity he was the executive business manager and benefits manager of all three operating subsidiaries of Windrose International. Prior to joining Windrose, Mr. Hanson served as Chief Financial Officer of Central Service Association, a technology company in Tupelo, Mississippi, from 1988 to 1998.

     R. Walker Batts has served as our Vice President, Finance since our formation in March 2002. Mr. Batts served as Vice President and Treasurer of Med Properties Management Group, L.L.C, a subsidiary of Windrose International, from its formation in January 2000 until August 2002. Mr. Batts was a healthcare public finance investment banker with J.C. Bradford & Co. from 1983 to 2000 and Senior Investment Banker and Partner in charge of the firm’s governmental and private not-for-profit healthcare group from 1993 to 2000.

     Daniel R. Loftus has served as our Secretary and General Counsel since our formation in March 2002. Prior to joining us in 2002, Mr. Loftus was an attorney with Wyatt, Tarrant & Combs in Nashville, Tennessee, from late 1997 to March 2002. During 2000, Mr. Loftus also served as Chief Manager of Emmaus Ventures, L.L.C., a venture capital firm.

     John W. Sweet has served as our Vice President, Business Development, since January 2003. From November 2001 to 2003, Mr. Sweet was an independent consultant providing corporate finance advisory services to private businesses, including us. From 1997 to 2001, Mr. Sweet was Senior Vice President, Corporate Finance, for B.C. Ziegler and Company, a publicly traded investment banking and brokerage firm, engaged in raising capital for healthcare companies throughout the United States.

Option Exercises and Fiscal Year End Option Values

     The following table summarizes the total number of securities underlying stock options, both exercisable and unexercisable, held by our executive officers as of December 31, 2003.

Number of Shares
			Underlying	Value of Unexercised
			Unexercised	In-the-Money
			Options at	Options at
			Fiscal Year-End	Fiscal Year-End
	Shares Acquired		Exercisable/	Exercisable/Un-
Name	On Exercise (#)	Value Realized ($)	Unexercisable	exercisable(1)
Fred S. Klipsch	—	—	60,200/29,800	$24,682/12,218
Frederick L. Farrar	—	—	33,200/24,800	13,612/10,168
O. B. McCoin	—	—	4,700/10,800	1,927/4,428
Daniel R. Loftus	—	—	3,900/9,600	1,599/3,939
R. Walker Batts	—	—	3,400/7,600	1,394/3,116
John W. Sweet	—	—	3,400/7,600	1,394/3,116

(1)	In-the-money options are those for which the 2003 year-end market price of the underlying Common Shares exceeded the exercise price of the option. The value of the in-the-money options is the difference between the market price (determined on the basis of the closing price as reported by the NYSE on the last trading day of 2003) of the Common Shares ($12.41 per share) and the exercise price of the option multiplied by the number of Common Shares underlying the option.

Equity Compensation Plans

     The following table summarizes information with respect to equity compensation plans as of December 31, 2003:

Number of
	securities to be	Weighted average
	issued upon	exercise price of	Number of
	exercise of	outstanding	securities
	outstanding option,	options, warrants	remaining available
	warrant and rights	and rights	for future issuance
Equity compensation plans approved by security holders	254,500	$12.00	521,000
Equity compensation plans not approved by security holders	—	—	—
Total	254,500	$12.00	521,000

Severance Agreements

     We have entered into agreements with Messrs. Klipsch and Farrar that provide them severance benefits if their employment ends under certain circumstances. We believe that the agreements will benefit us by helping to retain the executives and by allowing them to focus on their duties without the distraction of the concern for their personal situations in the event of a possible change in control of our company. The agreements have a term of three years expiring August 15, 2006. The term of the agreements will be extended for an additional year, on each August 15, unless we give prior notice that the term will not be extended.

     Messrs. Klipsch and Farrar will be entitled to receive benefits under the agreements if there is a change in control of our company during the term of the agreements and, within two years after the change in control, we terminate their employment without cause or they resign with good reason. They also will be entitled to benefits under the agreements if we terminate their employment without cause while we are negotiating a transaction that could result in a change in control or if they are terminated without cause and a change in control occurs within nine months of their termination. In that event, Messrs. Klipsch and Farrar are entitled to receive any accrued but unpaid salary and bonuses and a severance benefit. The severance benefit is equal to three times their current salary and three times the highest bonus paid to them during the three prior years. However, because we believe that the current cash compensation payable to Messrs. Klipsch and Farrar, as described above under “Executive

Compensation”, is less than compensation paid to similarly situated executives of other companies similar to us, the severance benefit payable to Mr. Klipsch will not be less than $1,050,000 and the severance benefit payable to Mr. Farrar will not be less than $675,000. The agreements also provide that we will indemnify Messrs. Klipsch and Farrar from any excise tax liability that they may incur under Code section 4999 in the event of a change in control.

COMPENSATION COMMITTEE

     Compensation for our executive officers is administered under the direction of the compensation committee of our Board of Trustees (the “Committee”). In its role as administrator of compensation programs, the Committee approves the compensation arrangements of all executives. The following is the Committee’s report on its review of the 2003 compensation practices for our executive officers.

     Compensation Committee Interlocks and Insider Participation on Compensation Decisions

     No such interlocks or insider participation on compensation decisions exist. All members of our Compensation Committee are independent trustees as defined by the listing standards of the NYSE.

Compensation Committee Report

Executive Compensation Program Philosophy

     Windrose Medical Properties Trust’s executive compensation program is designed to attract, motivate and retain the executives needed in order to create long-term shareholder value. The Committee believes that Windrose Medical Properties Trust’s business and its strategic direction require motivated employees to execute its strategy. Executives’ compensation is determined by reference to the following factors:

•	responsibilities within Windrose Medical Properties Trust;

•	completion of individual business objectives established at the beginning of the year (which objectives may vary greatly from person to person);

•	overall performance of Windrose Medical Properties Trust;

•	amount and form of prior compensation; and

•	contributions toward executing the business strategy of Windrose Medical Properties Trust.

     The Committee believes that each of the above factors is important when determining compensation levels. No specific weighting or formula regarding such factors is used in determining compensation.

     For 2003, the primary components of Windrose Medical Properties Trust’s executive’s compensation consisted of: (i) base salaries; (ii) long-term incentives in the form of stock options and restricted stock grants; and (iii) other executive programs and benefits. Each element is described in more detail below.

Base Salaries

     The Chief Executive Officer, utilizing the above factors, reviews base salaries annually and makes recommendations to the Committee. Any interim modifications to salaries are also based on the above factors and recommendations are made to the Committee.

CEO Compensation

     Initial annual compensation for our chief executive officer, Mr. Klipsch, was determined for an interim period of approximately twelve months following the initial public offering. The Committee believes Mr. Klipsch’s initial annual salary of $50,000 was substantially below the compensation levels of chief executive officers of companies similar to Windrose Medical Properties Trust. On November 15, 2003, the Committee increased Mr. Klipsch’s annual base salary to $125,000. As Windrose Medical Properties Trust grows, the Committee will evaluate Mr. Klipsch’s annual base salary and will determine if any increase is appropriate based on company performance. In addition, the Committee believes it is appropriate to provide bonus compensation based upon Windrose Medical Properties Trust meeting certain critical performance criteria in 2003. Future cash bonuses, if any, will be based on criteria approved by the Committee.

Long-Term Incentives

     The Committee believes that Windrose Medical Properties Trust’s key employees should have an ongoing stake in the long-term success of the business. The Committee also believes that key employees should have a significant portion of their total compensation paid in the form of Common Shares. This element of the total compensation program is intended to align the executive’s interest to that of Windrose Medical Properties Trust shareholders through the granting of stock options, performance shares and other incentive-based awards.

Other Executive Programs and Benefits

     Windrose Medical Properties Trust maintains employee benefit plans in which the executive officers participate. Windrose Medical Properties Trust sponsors a 401(k) plan (the “Plan”) whereby Windrose Medical Properties Trust matches employee contributions up to a pre-set percentage of the participant’s compensation. Windrose Medical Properties Trust believes its Plan is competitive with those of other companies in the Indianapolis/Nashville markets of comparable size and scope of business.

Conclusion

     Executive compensation at Windrose Medical Properties Trust is subject to considerable focus by the Committee, the Board of Trustees and senior management. The Committee believes that Windrose Medical Properties Trust’s compensation programs and other benefits produce a strong attraction and motivation for Windrose Medical Properties Trust’s executive officers and help align their interests with the interests of Windrose Medical Properties Trust’s shareholders.

COMPENSATION COMMITTEE
Bain J. Farris, Chairman
Norman Zahler

March 22, 2004

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total return on our Common Shares with the cumulative total return of the S&P 500 Stock Index, Russell 2000 Index, NAREIT All Equity REIT Index, NAREIT ALL REIT Index and the SNL Healthcare REIT’s Index for the period August 16, 2002, the date of our initial public offering, through December 31, 2003, assuming the investment of $100 on August 16, 2002 and the reinvestment of dividends. The performance reflected in the graph is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURNS FOR THE PERIOD
AUGUST 16, 2002 (INCEPTION) THROUGH DECEMBER 31, 2003
WINDROSE MEDICAL PROPERTIES TRUST COMMON STOCK AND
S&P 500 AND NAREIT COMPOSITE INDEX

	Period Ending
Index	8/16/02	9/30/02	12/31/02	3/31/03	06/30/03	9/30/03	12/31/03
Windrose Medical Properties Trust**	100.00	87.75	86.90	80.15	91.91	101.27	111.25
S&P500*	100.00	87.90	95.36	92.35	106.67	109.53	122.75
Russell 2000**	100.00	91.69	97.33	92.96	114.74	125.15	143.33
NAREIT All Equity REIT Index**	100.00	97.90	98.30	98.96	111.93	122.59	134.80
SNL Healthcare REITs Index**	100.00	99.17	93.02	88.78	110.48	122.47	145.11

*	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004. Used with permission. All rights reserved. crsp.com.

**	Source: SNL Financial LC, Charlottesville, VA. © 2004

     We cannot assure you that our share performance will continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predictions as to future share performance.

The foregoing graph and chart shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL TWO — APPROVAL OF SHARE PURCHASE PLAN

     The Board of Trustees proposes that the shareholders approve the Windrose Medical Properties Trust Share Purchase Plan (the “Plan”), adopted by the Board on March 15, 2004, subject to the approval of our shareholders. The Plan allows eligible employees and our Trustees to purchase shares from us.

     We believe that the Plan will benefit us by (i) assisting us in recruiting and retaining the services of employees and Trustees with ability and initiative, (ii) providing greater incentive for employees and Trustees and (iii) correlating the interests of employees and Trustees with those of the Company and our shareholders through opportunities for increased share ownership.

     The more significant features of the Plan are described below. A copy of the Plan is included as Appendix B to this Proxy statement. The summary description of the Plan provided below is qualified by reference to the full text of the ESPP. We will provide promptly upon request and without charge, a copy of the full text of the Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to: Windrose Medical Properties Trust, 3502 Woodview Trace, Indianapolis, Indiana 46268, Attn: Chief Financial Officer.

     Approval of the Plan requires the affirmative vote of the holders of a majority of the Common Shares represented at the Annual Meeting.

Administration

     The Compensation Committee of our Board (the “Compensation Committee”) will administer the Plan. The Compensation Committee will have complete authority to interpret the provisions of the Plan, to prescribe the forms that are used under the Plan, to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

Eligibility

     Each full-time employee of the Company or any subsidiary and each Trustee is eligible to participate in the Plan.

Enrollment

     Each eligible person may elect to participate in the Plan during the applicable enrollment period. The enrollment period will be prescribed by the Compensation Committee but generally is the period November 15 through December 15 each year. If the Plan is approved by shareholders the initial election period will be May 1, 2004, through May 15, 2004. An eligible person who elects to participate in the Plan is referred to as a “Participant.”

Terms and Conditions of Purchase

     Purchase Dates. Shares are purchased as of the twentieth day of each month (each such day is referred to as a “Date of Exercise”) during an Offering Period. An Offering Period is the calendar year during the term of the Plan except that, assuming the Plan is approved by shareholders, the initial Offering Period will begin on the date of the Annual Meeting and will end on December 31, 2004.

     Purchase Price. The purchase price per Common Share purchased under the Plan will be ninety-seven percent of the average fair market value of the Common Shares on the five trading days before each Date of Exercise.

     Plan Account. The purchase price for Common Shares is accumulated by deductions from the Participant’s compensation each payroll period. The amount of the monthly deduction is at least $100 and not greater than $3,000, as specified by the Participant on an election form. A Participant may not alter the amount of payroll deduction on or after the start of an Offering Period except in the case of a withdrawal from the Plan. Amounts withheld from the Participant’s compensation are credited to a Plan account, an unfunded account established for bookkeeping purposes.

     Exercise. Unless a Participant withdraws from the Plan, shares will be purchased automatically on each Date of Exercise for the number of whole Common Shares that may be purchased, at the applicable purchase price, with the balance credited to the Participant’s Plan account. Any unused balance credited to the Participant’s Plan account will be held for the next month in the Offering Period or, in the case of the last month in the Offering Period, the following Offering Period. Fractional shares will not be issued under the Plan.

     Withdrawal. A Participant may discontinue his or her participation in the Plan at any time by giving written notice to that effect prior to the Date of Exercise. A Participant who elects to withdraw from the Plan will be paid the amount of payroll deductions accumulated in his account. A Participant who withdraws from the Plan may not resume participation in the Plan until a subsequent enrollment period.

     Transferability. Rights granted under the Plan are nontransferable except by will or the laws of descent and distribution. No right or interest of a Participant in the Plan may be liable for, or subject to, any lien, obligation or liability of the Participant.

     Shareholder Rights. No Participant will, as a result of the grant of participation in the Plan, have any rights as a shareholder until the applicable Date of Exercise.

Shares Subject to Plan

     On each Date of Exercise the Company may issue shares from its authorized but unissued Common Shares. The maximum aggregate number of Common Shares that may be issued under the Plan is 200,000 shares. In the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations or (ii) engages in a transaction to which Section 424 of the Internal Revenue Code applies or (b) there occurs any other event which, in the judgment of the Compensation Committee necessitates such action, then the maximum number of shares that may be issued under the Plan will be adjusted, and the terms of outstanding enrollments will be adjusted, as the Compensation Committee determines to be equitably required.

Amendment and Termination

     No Offering Period may begin under the Plan after 2014. The Board may, without further action by shareholders, terminate or suspend the Plan prior to that date. The Board also may amend the Plan except that no amendment that increases the number of Common Shares that may be issued under the Plan (except as described above in the event of a recapitalization, etc.) or changes to the class of individuals who may participate in the Plan or reduces the purchase price (except as described above in the event of a recapitalization, etc.) will become effective until it is approved by shareholders.

Federal Income Tax Consequences

     The Company has been advised by counsel regarding the federal income tax consequences of the Plan. No income will be recognized by a Participant on account of participation in the Plan before the Date of Exercise. A Participant will recognize income on the Date of Exercise. The amount of income recognized by the Participant is equal to the difference between the fair market value of the Common Shares on the applicable Date of Exercise and the price paid for the shares. Any gain in excess of that amount that is recognized in a sale of the shares will be characterized as a long-term or short-term capital gain.

     The Company will be entitled to a federal income tax deduction with respect to the purchase of Common Shares under the Plan. The employer corporation (the Company or a subsidiary), generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the Participant.

     THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PLAN.

PROPOSAL THREE — RATIFICATION OF INDEPENDENT AUDITORS FOR 2004

     KPMG LLP has been selected by the Audit Committee, which is composed entirely of independent directors, to be the independent auditor for the Company for fiscal year 2004. KMPG LLP was the Company’s independent auditor for fiscal year 2003. A representative of KPMG LLP is expected to be present at the Annual Meeting and to have an opportunity to make a statement if he desires to do so. The KMPG LLP representative is also expected to be available to respond to appropriate questions at the meeting.

     If the shareholders fail to ratify the appointment of KPMG LLP, the Audit Committee would reconsider its appointment.

     THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS.

AUDIT COMMITTEE

     The audit committee is governed by a written charter adopted by our Board of Trustees and is comprised of three non-employee trustees, each of whom has been determined by our Board of Trustees to be independent in accordance with the rules of the New York Stock Exchange.

     The following is the audit committee’s report in its role as the overseer of our financial reporting process and our independent auditor’s performance. In carrying out its oversight responsibilities, the audit committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the outside auditor’s work.

Audit Committee Report

     The audit committee oversees Windrose Medical Properties Trust’s financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In this context, the audit committee has reviewed and discussed with management the audited financial statements in the annual report to shareholders.

     The audit committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards 61, as modified or supplemented, including the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.

     The audit committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 61, as modified or supplemented, and has discussed with the independent auditors their independence.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Trustees (and the Board of Trustees agreed) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Norman Zahler, Chairman
Bain J. Farris
Stephen Goldsmith

March 23, 2004

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Overhead Sharing Agreement with Klipsch Audio, Inc.

     We have operated under an Overhead Sharing Agreement with Klipsch Audio, Inc., since 2002, pursuant to which Klipsch Audio provides us office space and certain office support staff services in return for monthly payment of $17,500. The term of the agreement is for one year and renews automatically for an additional year unless either party provides 90 days prior notice of termination prior to the expiration of the then current term. We also pay to subsidiaries of Klipsch Audio $3,671 per month for the lease of office space where our accounting functions are performed and $1,500 per month for human resource and employee search services. Mr. Klipsch is a director, executive officer and principal owner of Klipsch Audio, Inc. Mr. Farrar is also a minority shareholder of Klipsch Audio, Inc.

Certain Legal Proceedings

     Pyle Manufacturing, LLC, a wholly owned subsidiary of Klipsch Audio, Inc. and a manufacturer of car audio loudspeakers, filed a petition under Chapter 7 of the federal bankruptcy laws in October 2000. Mr. Klipsch was the managing member and Mr. Farrar was the Chief Financial Officer — Executive Vice President of Pyle Manufacturing. A final bankruptcy order has not been entered but the unsecured creditors have claims of approximately $1.8 million against substantially insufficient assets. Mr. Klipsch had originally personally guaranteed approximately $600,000 of indebtedness of Pyle Manufacturing.

Tax Matters

     Mr. Jacobson, one of our trustees, is a senior vice president of KSM Business Services, an affiliate of Katz, Sapper & Miller, LLP, an accounting and consulting firm based in Indianapolis, Indiana. Katz, Sapper & Miller provided accounting and consulting services to us in connection with our initial public offering and continues to provide accounting and consulting services to us. In 2003, we paid Katz, Sapper & Miller approximately $41,000 in conjunction with our tax reporting, and approximately $24,000 in conjunction with accounting and consulting.

     We also have engaged Katz, Sapper & Miller to assist us with ongoing tax matters, including our qualification as a real estate investment trust for federal income tax purposes.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP (“KPMG”) has served as independent public accountants and auditors for our company and our subsidiaries for our fiscal year ended December 31, 2003 and will continue to serve as our auditors for our fiscal year ending December 31, 2004, unless changed by action of our audit committee and Board of Trustees.

     We expect that a KPMG representative will be present at our Annual Meeting to make a statement if so desired and is expected to be available to respond to appropriate questions.

     The following table lists fees paid to KPMG for services rendered in 2002 and 2003.

Fee Type	2003		2002
Audit Fees	$303,500	(2)	$280,909	(1)
Audit-Related Fees	$11,000		0
Tax Fees	0		0
All Other Fees	0		0
Total Fees	$314,500		$280,909

(1)	Includes fees related to audit and other work in connection with our initial public offering of approximately $196,000.

(2)	Includes fees related to audit and other work in connection with our December 2003 Common Share offering of approximately $156,000.

     Audit Fees include fees for [services performed to comply with Generally Accepted Auditing Standards (GAAS), including the recurring audit of the Company’s consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the Securities and Exchange Commission (SEC).

     Audit-Related Fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of the new SEC and Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation. Audit-related fees also include audits of pension and other employee benefit plans, as well as the review of information systems and general internal controls unrelated to the audit of the financial statements.

     Our Board of Trustees’ audit committee has determined that the provision of non-audit services performed by KPMG during 2003 is compatible with maintaining KPMG’s independence from Windrose Medical Properties Trust as our independent public accountants.

Pre-Approved Policies and Procedures

     The Audit Committee has adopted procedures for pre-approving audit and non-audit services provided by the independent auditor. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services and to engage the independent auditor for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, employees, culture, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee.

ANNUAL REPORT TO SHAREHOLDERS

     Our Annual Report to Shareholders for the fiscal year ended December 31, 2003, including consolidated financial statements, is being furnished along with this proxy statement. The Annual Report to Shareholders does not constitute a part of the proxy soliciting material. Our Annual Report to Shareholders includes our Annual Report on Form 10-K for the year ended December 31, 2003.

“HOUSEHOLDING” OF PROXY STATEMENT AND ANNUAL REPORTS

     The Securities and Exchange Commission rules allow for the delivery of a single copy of an annual report and proxy statement to any household at which two or more shareholders reside, if it is believed the shareholders are members of the same family. This delivery method, known as “householding,” will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee.

     If you hold Common Shares in your own name as a holder of record, householding will not apply to your shares. Also, if you own Common Shares in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of our proxy statements and annual reports. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting our transfer agent, CSTTC, by telephone at 212-509-4000 or in writing at 17 Battery Place South, New York, New York 10004.

     If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Windrose Medical Properties Trust, Attention: Stockholder Relations, 7101 Executive Center Drive, Suite 250, Nashville, Tennessee, 37027. You can also refer to our web site at http://www.windrosempt.com. Information at our website is not and should not be considered part of this proxy statement.

BY ORDER OF THE BOARD OF TRUSTEES,

Daniel Loftus, Secretary
March 31, 2004

Appendix A

WINDROSE MEDICAL PROPERTIES TRUST
AUDIT COMMITTEE CHARTER

March 15, 2004

The following shall constitute the Charter of the Audit Committee (the “Charter”) of the Board of Trustees of Windrose Medical Properties Trust (the “Company”):

I. ORGANIZATION

There shall be constituted a standing committee of the Board of Trustees of the Company (the “Board”) to be known as the audit committee (the “Audit Committee”).

II. COMPOSITION AND SELECTION

The Audit Committee shall be comprised of three or more trustees. The members of the Audit Committee shall meet the independence and experience requirements of the Securities and Exchange Commission and the New York Stock Exchange as then in effect.

All members of the Audit Committee shall have a requisite working familiarity with basic finance and accounting practices in compliance with the rules of the New York Stock Exchange. At least one member of the Committee must be an audit committee financial expert, as such term is defined by the Securities and Exchange Commission.

No member of the Audit Committee may serve on the audit committees of more than three public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee and disclose such determination in the annual proxy statement.

The members of the Audit Committee shall be appointed by the Board, at the Board’s annual meeting, on the recommendation of the Nominating & Governance Committee, and may be removed by the Board. The members of the Audit Committee shall serve for one year or until their successors are duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Audit Committee shall designate a Chairman by majority vote of the full Audit Committee membership.

The duties and responsibilities of Audit Committee members contained herein shall be in addition to those duties otherwise required for members of the Board.

III. STATEMENT OF PURPOSE

The primary function of the Audit Committee shall be to assist the Board in discharging its oversight responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries by monitoring (1) these practices, generally; (2) the integrity of the financial statements and other financial information provided by the Company to any governmental body or the public; (3) the Company’s compliance with legal and regulatory requirements; (4) the independent auditor’s qualifications and independence; (5) the performance of the Company’s independent auditors and internal audit functions; and (6) the Company’s compliance with its legal and ethical requirements as set forth herein.

The Audit Committee shall prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

IV. COMMITTEE OBJECTIVES

The Audit Committee’s primary objectives include providing an independent, direct and open avenue of communication among the Company’s independent accountants, management, internal auditing department, and the Board; serving as an independent and objective party to review the Company’s financial reporting processes and internal control systems; overseeing with management the reliability and integrity of the Company’s accounting policies and financial reporting and disclosure practices; reviewing and considering the work of the Company’s independent accountants and internal auditing department; reviewing the adequacy of the internal audit department’s staffing and the qualifications of its personnel; and reviewing whether available technology is being used to maximize the efficiency and effectiveness of the internal audit function.

V. COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint, retain, compensate, evaluate and terminate the independent auditor (subject, if applicable, to shareholder ratification) and shall approve all audit and permissible non-audit engagements, including fees and terms, with the independent auditor. The independent auditor shall be accountable to the Board through the Audit Committee. The Audit Committee shall consult with management but shall not delegate these responsibilities.

The Audit Committee may form subcommittees and delegate authority to subcommittees when appropriate.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee shall have the authority to retain and compensate such advisors without seeking further approval and shall receive appropriate funding, as determined by the Audit Committee, from the Company to compensate such advisors. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist the Committee in the conduct of any investigation.

The Audit Committee shall make regular reports to the Board, and shall review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function. The Audit Committee shall review and reassess the adequacy of this Charter, at least annually, and shall recommend any proposed changes to the Board for approval. The Audit Committee shall annually review its own performance.

The Audit Committee shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor accounting policies and financial reporting issues and judgments that may be viewed as critical; review and discuss analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; consider and approve, when appropriate, any significant changes in the Company’s accounting and auditing policies; review and discuss any accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports; review and discuss major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

2.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;

3.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including the results of the independent auditor’s reviews of the quarterly financial statements, prior to the filing of its Form 10-Q;

4.	Review and discuss with management and the independent auditor: a) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company; and b) any transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties and which are relevant to an understanding of the Company’s financial statements;

5.	Review and discuss with management its policies and practices regarding earnings press releases, as well as financial information and earnings guidance given to analysts and ratings agencies, giving attention to any use of “pro forma”, “adjusted” or “non-GAAP financial measures” or information;

6.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

7.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Company’s financial statements;

Oversight of the Company’s Relationship with the Independent Auditor

8.	Obtain and review a formal written report by the independent auditor, at least annually, which report shall include descriptions of: a) the independent auditor’s internal quality-control procedures; b) any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities in the preceding five years respecting one or more independent audits carried out by the firm; c) any steps taken to deal with such issues; d) all relationships between the independent auditor and the Company; and e) any other relationships that may adversely affect the independence of the auditor. The Audit Committee should assess the independence of the independent auditor, including that of the independent auditor’s lead partner, based on a review of the written report and recommend to the Board that it take appropriate action in response to the report to satisfy the independence requirements.

9.	Evaluate the qualifications, experience, performance and independence of the senior members of the independent auditor team, including that of the independent auditor’s lead and concurring partners, taking into consideration the opinions of management and the internal auditors; present its conclusions with respect to such evaluations to the full Board;

10.	Set clear hiring policies for employees or former employees of the independent auditors, taking into account pressures that may exist for auditors consciously or subconsciously seeking a job with the Company;

11.	Discuss with the independent auditor its ultimate accountability to the Board through the Audit Committee;

12.	Establish policies and procedures for the engagement of the independent auditor to provide permissible non-audit services; consider whether the independent auditor’s performance of permissible non-audit services is compatible with the auditor’s independence;

13.	Assure the regular rotation of the lead and concurring audit partners as required by law, and consider whether there should be regular rotation of the independent auditing firm itself, in order to assure continuing independence of the independent auditor;

Process Improvement

14.	Establish regular and separate systems of reporting to the Audit Committee by the Company’s management, the independent auditor and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements, and the view of each as to the appropriateness of such judgments;

15.	Review and discuss with the independent auditor the audit planning and procedures, including the scope, fees, staffing and timing of the audit; review and discuss the results of the audit exam and management letters, and any reports of the independent auditor with respect to any interim period;

16.	Review with the Company’s internal auditors and the independent auditor the coordination of their audit efforts to assure completeness of coverage, reduction of redundant efforts and effective use of audit resources;

17.	Review separately with the Company’s management, the independent auditor and the internal auditing department, following completion of the Company’s annual audit, any significant difficulties encountered during the course of the audit, including: a) difficulties with management’s response; b) any restrictions on the scope of work or access to required information; and c) the nature and extent of any significant changes in accounting principles or the application therein;

18.	Review any significant disagreement among the Company’s management and its independent auditor or the internal auditing department in connection with the preparation of the Company’s financial statements;

19.	Review with the independent auditor any audit problems or difficulties and management’s response. Such review shall include any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); review any “management” or “internal control” letters issued, or proposed to be issued, by the audit firm to the Company and any discussions with the independent auditor’s national office respecting auditing or accounting issues presented by the engagement;

20.	Review with the Company’s independent auditor, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices and standards, as approved by the Audit Committee, have been implemented, with such review to be conducted at an appropriate amount of time subsequent to implementation of any changes or improvements thereto, as decided by the Audit Committee in its discretion;

Oversight of the Company’s Internal Audit Function

21.	Review the appointment, replacement, reassignment or dismissal of the members of the Company’s internal auditing department, including the appointment and replacement of the senior internal auditing executive;

22.	Review the regular internal reports to management prepared by the internal auditing department and management’s responses;

23.	Discuss with the independent auditor the internal audit department’s responsibilities, budget and staffing, and any recommended changes in the planned scope of the internal audit;

Compliance Oversight Responsibilities

24.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

25.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics; review reports and disclosures of insider and affiliated party transactions; advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics;

26.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies;

27.	Review any material pending legal proceedings involving the Company and other contingent liabilities; discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies;

28.	The Audit Committee shall establish procedures for (A) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

VI. ETHICAL AND LEGAL COMPLIANCE

29.	Review with the Company’s counsel legal compliance matters, including corporate securities trading policies and real estate investment trust tax compliance issues;

30.	Review the procedures established by the Company that monitor the Company’s compliance with its loan and indenture covenants and restrictions;

31.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate;

VII. MEETINGS

The Audit Committee shall meet separately, as often as may be deemed necessary or appropriate in its judgment, but at least quarterly, with the Company’s management, internal auditors and independent auditors. Following each meeting, the Audit Committee shall report to the Board at the next regularly scheduled Board meeting, or sooner, as circumstances may dictate.

In addition, the Chairman of the Audit Committee shall meet in person or by telephone with the Company’s independent accountants and the Company’s chief financial officer quarterly to review the Company’s financial statements.

VIII. LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to certify the Company’s financial statements or to guarantee the auditor’s report. These are the responsibilities of management and the independent auditor.

IX. CONSISTENCY WITH DECLARATION OF TRUST

To the extent that any provision or section of this Charter may be inconsistent with any article, provision or section of the Declaration of Trust, the Bylaws of the Company or any applicable law or regulation, the Declaration of Trust or the Bylaws or the law or regulation, as appropriate, shall fully control.

X. CERTIFICATION

This Audit Committee Charter was duly approved and adopted by the Board of the Company on the 15th day of March 2004.

Daniel R. Loftus, Secretary

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Appendix B

WINDROSE MEDICAL PROPERTIES TRUST
SHARE PURCHASE PLAN

ARTICLE I	DEFINITIONS
1.01	Acquiring Person	1
1.02	Administrator	1
1.03	Affiliate	1
1.04	Associate	1
1.05	Board	1
1.06	Change in Control	1
1.07	Code	1
1.08	Committee	2
1.09	Common Stock	2
1.10	Company	2
1.11	Continuing Trustee	2
1.12	Control Affiliate	2
1.13	Control Change Date	2
1.14	Date of Exercise	2
1.15	Date of Grant	2
1.16	Election Date	2
1.17	Eligible Person	2
1.18	Enrollment Form	2
1.19	Enrollment Period	2
1.20	Exchange Act	3
1.21	Fair Market Value	3
1.22	Five Percent Shareholder	3
1.23	Offering Period	3
1.24	Option	3
1.25	Participant	3
1.26	Person	3
1.27	Plan	3
1.28	Related Entity	3
ARTICLE II	PURPOSES
ARTICLE III	ADMINISTRATION
ARTICLE IV	ELIGIBILITY
ARTICLE V	COMPENSATION DEDUCTIONS
5.01	Enrollment Form	4
5.02	Participant's Account	4
ARTICLE VI	OPTION GRANTS
6.01	Number of Shares	4
6.02	Option Price	5
ARTICLE VII	EXERCISE OF OPTION
7.01	Automatic Exercise	5
7.02	Change in Control	5
7.03	Nontransferability	5
7.04	Employee Status	5
7.05	Delivery of Certificates	5
7.06	Vesting	5
7.07	DRIP	5
ARTICLE VIII	WITHDRAWAL AND TERMINATION OF EMPLOYMENT
8.01	Generally	6
8.02	Subsequent Participation	6
ARTICLE IX	STOCK SUBJECT TO PLAN
9.01	Aggregate Limit	6
9.02	Reallocation of Shares	6
ARTICLE X	ADJUSTMENT UPON CHANGE IN COMMON STOCK

B-i

ARTICLE I	DEFINITIONS
ARTICLE XI	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
ARTICLE XII	GENERAL PROVISIONS
12.01	Effect on Employment and Service	7
12.02	Unfunded Plan	7
12.03	Rules of Construction	7
ARTICLE XIII	AMENDMENT
ARTICLE XIV	DURATION OF PLAN
ARTICLE XV	EFFECTIVE DATE OF PLAN

B-ii

ARTICLE I
DEFINITIONS

1.01 Acquiring Person

     Acquiring Person means that a Person, considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing at least twenty percent (20%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board

1.02 Administrator

     Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.03 Affiliate

     Affiliate means any “parent corporation” or “subsidiary corporation” (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes an Affiliate after the adoption of this Plan, that the Board designates as a participating employer in the Plan.

1.04 Associate

     Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.05 Board

     Board means the Board of Trustees of the Company.

1.06 Change in Control

     Change in Control means (i) a Person is or becomes an Acquiring Person; (ii) holders of the securities of the Company entitled to vote thereon approve any agreement with a Person (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such an agreement) that involves the transfer of at least fifty percent (50%) of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission; (iii) holders of the securities of the Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such a transaction) pursuant to which the Company will undergo a merger, consolidation, or statutory share exchange with a Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange, other than a transaction that results in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 66 2/3% (sixty-six and two-thirds percent) of the Company’s voting securities carrying the right to vote in elections of persons to the Company’s Board, or such securities of such surviving entity, outstanding immediately after the closing of such transaction; (iv) the Continuing Trustees cease for any reason to constitute a majority of the Board; (v) holders of the securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company or an agreement for the sale or liquidation by the Company of substantially all of the Company’s assets (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions constituting such a plan or the closing of such an agreement); or (vi) the Board adopts a resolution to the effect that, in its judgment, as a consequence of any one or more transactions or events or series of transactions or events, a Change in Control of the Company has effectively occurred. The Board shall be entitled to exercise its sole and absolute discretion in exercising its judgment and in the adoption of such resolution, whether or not any such transaction(s) or event(s) might be deemed, individually or collectively, to satisfy any of the criteria set forth in subparagraphs (i) through (v) above.

1.07 Code

     Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.08 Committee

     Committee means the Compensation Committee of the Board.

1.09 Common Stock

     Common Stock means the common shares of beneficial interest of the Company.

1.10 Company

     Company means Windrose Medical Properties Trust, a Maryland real estate investment trust.

1.11 Continuing Trustee

     Continuing Trustee means any member of the Board, while a member of the Board and (i) who was a member of the Board on the closing date of the Company’s initial public offering of the Common Stock or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Trustees.

1.12 Control Affiliate

     Control Affiliate with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

1.13 Control Change Date

     Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.14 Date of Exercise

     Date of Exercise means the twentieth day of each month during an Offering Period or, if the Common Stock is not traded on the New York Stock Exchange on that day, the next day that the Common Stock is so traded.

1.15 Date of Grant

     Date of Grant means the first day of each month during the term of the Plan; provided, however, that the initial Date of Grant shall be June 1, 2004.

1.16 Election Date

     Election Date means the last business day coincident with or immediately preceding the last day of the Enrollment Period.

1.17 Eligible Person

     Eligible Person means(a) an employee of the Company or an Affiliate who is classified as a full-time employee under the payroll procedures of the Company or Affiliate and (b) a member of the Board. The preceding sentence to the contrary notwithstanding, an individual who is a Five Percent Shareholder is not an Eligible Employee.

1.18 Enrollment Form

     Enrollment Form means the form, prescribed by the Administrator, that a Participant uses to authorize a reduction in his compensation in accordance with Article V.

1.19 Enrollment Period

     Enrollment Period means the period beginning on the date prescribed by the Administrator and ending on the following December 15 during the term of the Plan.

1.20 Exchange Act

     Exchange Act means the Securities Exchange Act of 1934, as amended.

1.21 Fair Market Value

     Fair Market Value means, as of each Date of Exercise, the average reported “closing” price of a share of Common Stock on the New York Stock Exchange for the preceding five days on which the Common Stock was traded.

1.22 Five Percent Shareholder

     Five Percent Shareholder means any individual who, immediately after the grant of an Option owns or would be deemed to own more than five percent of the total combined voting power or value of all classes of stock of the Company or of an Affiliate. For this purpose, (i) an individual shall be considered to own any stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary, and (ii) stock of the Company or an Affiliate that an individual may purchase under outstanding options (whether or not granted under this Plan) shall be treated as stock owned by the individual.

1.23 Offering Period

     Offering Period means the period beginning on the date the Plan is approved by shareholders and ending on the following December 31 and thereafter each calendar year during the term of the Plan.

1.24 Option

     Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock in accordance with, and subject to, the terms and conditions prescribed by the Plan.

1.25 Participant

     Participant means an Eligible Person who satisfies the requirements of Article IV and who elects to receive an Option.

1.26 Person

     Person means any human being, firm, corporation, partnership, or other entity. “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. The term “Person” does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or any Related Entity, and any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a “Person”.

1.27 Plan

     Plan means the Windrose Medical Properties Trust Share Purchase Plan.

1.28 Related Entity

     Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code.

ARTICLE II
PURPOSES

     The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III
ADMINISTRATION

     The Plan shall be administered by the Administrator. The Administrator shall have complete authority to interpret all provisions of this Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Option. All expenses of administering this Plan shall be borne by the Company.

     The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV
ELIGIBILITY

     Each person who is or will be an Eligible Person on the first day of an Offering Period may elect to participate in the Plan by completing an Enrollment Form in accordance with Section 5.01 and returning it to the Administrator on or before the Election Date.

ARTICLE V
COMPENSATION DEDUCTIONS

5.01 Enrollment Form

     (a) An Eligible Person who satisfies the requirements of Article IV becomes a Participant for an Offering Period by completing an Enrollment Form and returning it to the Administrator on or before the Election Date. The Participant’s Enrollment Form shall authorize deductions from his or her compensation for purposes of the Plan and shall specify the whole dollar amount of compensation to be deducted; provided, however, that the amount shall be at least $100 and not more than $3,000 for each month (or portion of a month) in an Offering Period.

     (b) A Participant may not contribute to, or otherwise accumulate funds under, the Plan except by compensation deductions in accordance with his or her Enrollment Form.

     (c) A Participant’s Enrollment Form becomes operative on the Election Date but only if, in the case f Participants who are subject to Section 16 of the Exchange Act, the Enrollment Form is approved by the Committee. An Enrollment Form may be amended or revoked before the Election Date. Once an Enrollment Form becomes operative it will continue in effect, and may not be amended, until the earlier of the Date of Exercise, the Participant’s termination of employment or the Participant’s withdrawal from the Plan in accordance with Section 8.01.

5.02 Participant’s Account

     A recordkeeping account shall be established for each Participant. All amounts deducted from a Participant’s compensation pursuant to his or her Enrollment Form shall be credited to his or her account. No interest will be paid or credited to the account of any Participant.

ARTICLE VI
OPTION GRANTS

6.01 Number of Shares

     (a) Each Eligible Person who is a Participant on the Date of Grant shall be granted an Option as of the Date of Grant. The number of shares of Common Stock subject to such Option shall be the number of whole shares determined by dividing the option price into the balance credited to the Participant’s account as of the seventeenth day of the month that includes the Date of Exercise.

     (b) An Option covering a fractional share will not be granted under the Plan. Any amount remaining to the credit of the Participant’s account after the exercise of an Option shall remain in the account and applied to the payment of the option price of the Option granted in the next month or, in the case of the last month in an Offering Period, the following Offering Period, if the Participant continues to participate in the Plan or, if he or she does not continue to participate in the Plan, shall be returned to the Participant.

6.02 Option Price

     The price per share for Common Stock purchased on the exercise of an Option shall be ninety-seven percent of the Fair Market Value.

ARTICLE VII
EXERCISE OF OPTION

7.01	Automatic Exercise

     Subject to the provisions of Articles VIII, IX and XI, each Option shall be exercised automatically as of the Date of Exercise next following the Option’s Date of Grant for the number of whole shares of Common Stock that may be purchased at the option price for that Option with the balance credited to the Participant’s account.

7.02 Change in Control

     Notwithstanding any other provision of this Plan, in the event of a Change in Control the Committee may prescribe that (i) the Date of Exercise for all outstanding Options shall be the Control Change Date (in which case the option price per share shall be the lesser of ninety-seven percent of the Fair Market Value on the Date of Grant or ninety-seven percent of the Fair Market Value on the Control Change Date), (ii) all outstanding Options shall be canceled as of the Control Change Date and each Participant shall be entitled to a payment per share (in cash or other property as determined by the Committee), equal to the Fair Market Value of the number of shares of Common Stock that would have been issued to the Participant if the Option had been exercised under the preceding clause (i) or (iii) a substitute option shall be granted for each outstanding Option in accordance with Section 424 of the Code.

7.03 Nontransferability

     Each Option granted under this Plan shall be nontransferable. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04 Employee Status

     For purposes of determining whether an individual is employed by the Company or an Affiliate, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

7.05 Delivery of Certificates

     Subject to the provisions of Articles IX and XI, the Company shall deliver, to a broker designated by the Administrator, the certificate or certificates evidencing the shares of Common Stock acquired by each Participant during an Offering Period. Certificates evidencing the shares acquired by a Participant shall be delivered to the Participant as promptly as possible following the Participant’s request to such broker or, upon the Participant’s direction, the broker shall sell such shares of Common Stock and deliver the net sales proceeds to the Participant.

7.06 Vesting

     A Participant’s interest in the Common Stock purchased upon the exercise of an Option shall be immediately vested and nonforfeitable.

7.07 DRIP

     Shares acquired by a Participant under the Plan shall be enrolled in any dividend reinvestment plan maintained by the Company until the Participant withdraws such shares from the broker in accordance with Section 7.05 or the Participant transfers ownership of the shares.

ARTICLE VIII
WITHDRAWAL AND TERMINATION OF EMPLOYMENT

8.01 Generally

     A Participant may revoke his or her Enrollment Form for an Offering Period and withdraw from Participation in the Plan for that Offering Period by giving written notice to that effect to the Administrator at any time before the Date of Exercise. In that event, all of the payroll deductions credited to his or her account will be paid to the Participant promptly after receipt of the notice of withdrawal and no further payroll deductions will be made from his or her Compensation for that Offering Period. A Participant shall be deemed to have elected to withdraw from the Plan in accordance with this Section 8.01 if he or she ceases to be an employee of the Company and its Affiliates for any reason.

8.02 Subsequent Participation

     A Participant who has withdrawn his participation in the Plan under Section 8.01 may submit a new Enrollment Form to the Administrator and resume participation in the Plan for any later Offering Period, provided that he or she satisfies the requirements of Article IV and the Administrator receives his or her Enrollment Form on or before the Election Date.

ARTICLE IX
STOCK SUBJECT TO PLAN

9.01 Aggregate Limit

     The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options is 200,000 shares. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article X.

9.02 Reallocation of Shares

     If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof shall be reallocated to other Options to be granted under this Plan.

ARTICLE X
ADJUSTMENT UPON CHANGE IN COMMON STOCK

     The maximum number of shares as to which Options may be granted under this Plan and the terms of outstanding Options shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article X by the Committee shall be final and conclusive.

     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options may be granted or the terms of outstanding Options.

ARTICLE XI
COMPLIANCE WITH LAW AND
APPROVAL OF REGULATORY BODIES

     No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XII
GENERAL PROVISIONS

12.01 Effect on Employment and Service

     Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any individual at any time with or without assigning a reason therefor.

12.02 Unfunded Plan

     The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

12.03 Rules of Construction

     Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

ARTICLE XIII
AMENDMENT

     The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants or (iii) the amendment reduces the option price. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

ARTICLE XIV
DURATION OF PLAN

     No Option may be granted under this Plan after December 31, 2014.

ARTICLE XV
EFFECTIVE DATE OF PLAN

     Options may be granted under this Plan upon its approval by a majority of the votes entitled to be cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting within twelve months after this Plan is adopted by the Board.

[Front of card]

WINDROSE MEDICAL PROPERTIES TRUST
3502 Woodview Trace
Indianapolis, Indiana 46268

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints FREDERICK L. FARRAR and DANIEL R. LOFTUS, and each or either of them, Proxies for the undersigned, with full power of substitution, to vote all Common Shares, $0.01 par value per share, of Windrose Medical Properties Trust which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, April 21, 2004, at Holiday Inn Select, 3850 DePauw Blvd., Indianapolis, Indiana 46268 at 3:30 p.m., Central time, or any adjournments or postponements thereof, and directs that the shares represented by this Proxy shall be voted as indicated:

1. PROPOSAL ONE — ELECTION OF TRUSTEES

FOR all nominees (except as marked to the contrary below ☐	WITHHOLD AUTHORITY to vote for each nominee listed below ☐

Stephen Goldsmith
Charles E. Lanham
Jean L. Wojtowicz

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the nominee’s name in the list above.)

2. PROPOSAL TWO — APPROVAL OF 2004 EMPLOYEE SHARE PURCHASE PLAN

FOR ☐          AGAINST ☐          ABSTAIN ☐

3. PROPOSAL THREE — RATIFICATION OF INDEPENDENT AUDITORS

FOR ☐          AGAINST ☐          ABSTAIN ☐

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

[Back of card]

     The shares represented by this proxy will be voted as directed by the shareholder. If no direction is made, the proxy will be voted FOR the nominees for trustees.

Dated	, 2003

(Signature of Stockholder)

Please date and sign name exactly as name appears and return this Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardianship, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.